UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 4, 2021
Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	001-35305		45-3355106
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

2503 S. Hanley Road	St. Louis	Missouri	63144
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	POST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Newly Elected Directors.
On May 4, 2021, the Board of Directors (the “Board”) of Post Holdings, Inc. (the “Company”) appointed Thomas C. Erb and Jennifer Kuperman to serve as Class III directors of the Board, effective May 4, 2021, with their initial terms expiring at the Company’s Annual Meeting of Shareholders in 2024. With the addition of Mr. Erb and Ms. Kuperman, the Board now consists of eleven members. Ms. Kuperman will serve on the Audit Committee of the Board, and Mr. Erb will serve on the Strategy and Financial Oversight Committee of the Board, each effective May 4, 2021.
Mr. Erb and Ms. Kuperman were appointed to the Board after a thorough review of each of their respective qualifications by the Corporate Governance and Compensation Committee of the Board. Each of Mr. Erb and Ms. Kuperman will receive compensation as non-employee directors in accordance with the Company’s non-employee director compensation program described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on December 7, 2020. The Company expects to enter into its standard form of indemnification agreement with each of Mr. Erb and Ms. Kuperman. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.7 to Amendment No. 4 to the Company’s Form 10, filed with the SEC on January 25, 2012.
There is no arrangement or understanding between Mr. Erb and any other person pursuant to which he was appointed as a director. Mr. Erb is currently the Chairman Emeritus of the law firm of Lewis Rice LLC (“Lewis Rice”), one of the Company’s main outside law firms, and was the Chairman of Lewis Rice from May 2012 until August 2020, when he became the Chairman Emeritus. The Company pays Lewis Rice its customary fees for its services, which consisted of approximately $2.7 million for fiscal year 2020 and approximately $1.6 million for the six months ended March 31, 2021. Mr. Erb does not have a direct material interest in the payment of such fees, but has an indirect interest as a member of Lewis Rice. Because of the relationship with and fees paid to Lewis Rice, the Board did not deem Mr. Erb independent at this time.
There is no arrangement or understanding between Ms. Kuperman and any other persons pursuant to which she was appointed as a director, and there are no transactions in which she has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined that Ms. Kuperman is independent under the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.
Item 7.01.    Regulation FD Disclosure.
The Company issued a press release announcing the appointments of Mr. Erb and Ms. Kuperman to the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 5, 2021
104	Cover Page Interactive Data File (the cover page iXBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2021	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
	Name:	Diedre J. Gray
	Title:	EVP, General Counsel & Chief Administrative Officer, Secretary

3